EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is being entered into as of July 1, 1996, by and between DELSOFT CONSULTING, INC., a Georgia corporation with principal offices at 555 Sun Valley Drive, Suite J-2, Roswell, Georgia 30076 (hereinafter called the "Company"), and JEFFREY A. RINDE, residing at 909 Cardova Drive, N.E., County of Fulton, City of Atlanta 30324 (hereinafter called the "Employee").

1.   POSITION; DUTIES.

     Employee shall serve as General Counsel and CFO of the Company. As such, Employee shall report to the Board of Directors of the Company. Employee shall use his best efforts to perform the duties generally associated with his position as CFO of the Company and as are reasonably assigned by the Board of Directors of the Company. Employee shall in good faith devote his full time and best efforts to performance of his duties hereunder, and shall not actively engage in any other business in any capacity whatsoever, except upon the written approval of the Board of Directors of the Company.

2.   TERM OF EMPLOYMENT AGREEMENT; EXTENSION

     The term of this employment Agreement shall begin on January 1, 1997, and terminate as of the close of business on December 31, 2001, On January 1, 2002, and on each anniversary thereof, the term of this employment Agreement shall be automatically extended one year unless, not less than 90 days prior thereto, the Company notifies Employee that it is electing not to so extend the term of this Employment Agreement. The term of this Employment Agreement shall automatically terminate upon any termination of this Employment Agreement pursuant to Section 4.

3.   COMPENSATION AND BENEFITS

          a) BASE SALARY. Employee's salary shall not be less than $111,500 per year, payable in accordance with the Company's normal pay practices. Employee shall be entitled to an annual increase equal to 5% of his base salary for the prior year. In addition, on a quarterly basis, Employee shall receive a stipend of $100 for each day during the preceding quarter that Employee spent traveling for business purposes and that required an overnight stay.

          b) BONUS. Employee shall receive on an annual basis an option, in substantially the form attached hereto as Schedule A, to purchase twenty-five thousand (25,000 shares of Company stock at a price equal to one percent (1%) of the value of the Company stock on the calendar date Employee exercises such option.

     Employee will further be entitled to the additional sum of $500.00 for any month in which the hours billed by the Company equal or exceed fifteen thousand (15,000) hours. Payment, if any, shall be made in cash on the 15th day of each month based on the total hours billed in the preceding month. The additional sum of $500.00 shall be further increased in increments of $250.00 for each increase of five thousand (5,000) hours billed by the Company in any month (e.g. Employee will be entitled to the additional sum of $750.00 for any month in which the hours billed by the Company equal or exceed twenty thousand (20,000) hours, the additional sum of $1,000.00 for any month in which the hours billed by the Company equal or exceed twenty-five thousand (25,000) hours, etc.)

     Employee will also participate in the Company Executive Incentive Compensation Program which provides payout opportunity to a maximum of 80 percent of base salary. Payout opportunities under this plan will be measured on specific goals agreed upon with the board of Directors of the Company.

          c) FRINGE BENEFITS. Employee shall be entitled to participate and receive benefits under the Company employee and fringe benefit plans and arrangements. Employee will also participate in the Company director and Officer Insurance, plus two times Base Salary of life insurance.

          d) COMPANY AUTOMOBILE. Employee will be provided with a Company automobile in accordance with the Company Car policy.

          e) VACATION. Employee shall be eligible for four (4) weeks of vacation, plus five (5) sick days and Company holidays, annually. In addition, Employee will be included in the Company Vacation Carry-over Policy.

          f) BUSINESS EXPENSES. Employee shall be entitled to reimbursement of up to three hundred ($300.00) dollars per month for all reasonable marketing, advertising, and/or entertainment expenses incurred in the performance of his duties hereunder.

4.   TERMINATION.

          a) DEATH. This Employment Agreement shall terminate upon Employee's death. Upon such termination, the Company shall pay to Employee's estate (or as Employee or his estate shall otherwise direct) Employee's base salary through the end of the calendar month in which Employee's death occurs and will use its reasonable efforts to asset in the prompt processing of claims under applicable employee benefit plans.

          b) CAUSE. This Employment Agreement may be terminated by the Company by written notice to Employee for cause as defined in this section. Cause means willful misconduct, injurious to the Company and of a material nature, gross negligence of duties, or material breach of this Agreement.

          c) OTHER. The Employee may terminate this Employment Agreement by a 90-day written notice to the Company at any time. If Employee, however, elects to terminate this Employment Agreement during its initial term, Employee will not be entitled to receive any severance compensation.

          d) ELECTION NOT TO EXTEND. If the Company elects not to extend the term of this Employment Agreement pursuant to
     Section 2, the Company shall pay Employee his base salary in accordance with Section 3(a) for twelve (12) months following the Date of Termination and continue Employee's health and welfare benefits for six (6) months following the Date of Termination on substantially the same basis as existed on the Date of Termination.

          e) DATE AND EFFECT OF TERMINATION. The Date of Termination of this Employment Agreement shall be (i) in the case of Section 4(a), the date of Employee's death; (ii) in the case of a termination of this Employment Agreement pursuant to Sections 4(b) or 4(c), the date specified in the Company's or Employee's notice of such termination; or (iii) in the case of the Company's election not to extend the term
     o this Employment Agreement pursuant to Section 2, the last date of the term of this Employment Agreement. Upon any termination of this Employment Agreement pursuant to this
     Section 4 or election not to extend the term of this Employment Agreement pursuant to Section 2, Employee shall not be entitled to any further payments or benefits of any nature pursuant to this Employment Agreement, or as a result of such termination or election, except as specifically provided for in this Employment Agreement. Sections 5, 6, 7, and 8 (and to the extent applicable thereto, Sections 9, 10, 11 and 12) shall survive any termination of this Employment Agreement pursuant to this Section 4 or election not to extend the term of this Employment agreement pursuant to Section 2.

5.   CONFIDENTIALITY.

     During the term of this Employment Agreement and thereafter, Employee will not divulge to anyone or use for his own benefit or the benefit of any third party any confidential information of the Company or any of its subsidiaries (including, without limitation, all technical designs and specifications, trade secrets, financial data and marketing strategies) learned by Employee in connection with the performance of his duties hereunder unless (a) any such information becomes generally available to the public other than as a result of disclosure by Employee (b) Employee is requested or required (by oral question, interrogatories, requests for i information or documents, subpoena, civil investigative demand or similar process) to disclose any such information, in which case Employee will (i) promptly notify the Company of such request or requirement, so that the Company may seek an appropriate protective order, and
(ii) cooperate with the Company, at its expense, in seeking such an order. Upon termination of this Employment Agreement, Employee shall promptly deliver to the Company all confidential information of the Company or any of its subsidiaries.

6.   NONCOMPETITION.

     During the term of this Employment Agreement, Employee will not, directly or indirectly, engage or participate in as owner, officer, director, manager, employee, consultant or otherwise or have any financial interest in, or aid or assist anyone else in the conduct of, any business which competes with the Company or any of its subsidiaries in any line of business conducted or contemplated during the term of this Employment Agreement; provided, however, that Employee's ownership of not more than 5 percent (5%) of the securities of any corporation or other entity which are traded on any national securities market or in the over-the-counter market shall not constitute a violation of this
Section 6.

7.   NONSOLICITATION.

     During the term of this Employment Agreement and for a period of eighteen (18) months following the Date of Termination of this Employment Agreement, Employee will not entice or in any other manner persuade or attempt to persuade any employee, independent contractor, dealer, supplier, client or customer of the Company or any of its subsidiaries to discontinue his or her relationship or violate any agreement with the Company or any of its subsidiaries as employee, independent contractor, dealer, supplier, client or customer, respectively.

8.   EQUITABLE RELIEF.

     Employee: (i) acknowledges that any breach or attempted breach of the provisions of any of Sections 5, 6, or 7 will cause immediate and irreparable harm to the Company and that a remedy at law for any such breach or attempted breach shall be inadequate; (ii) agrees that the Company shall be entitled to temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity as may be available to it with respect to any such breach or attempted breach); and (iii) agrees to waive any requirements for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any term, provision, convenant or restriction in Sections 6, 7 or 8 is held by a court of competent jurisdiction to be invalid, void or unenforceable, such term, provision, covenant or restriction shall be deemed amended to the extent required to render it valid, binding and enforceable.

9.   SUCCESSORS; AMENDMENT; NOTICE.

     This Employment Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Employment Agreement shall be binding upon Employee and shall inure to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee. This Employment Agreement may be amended or altered only by the written agreement of the Company and Employee. All notice or other communication permitted or required under this Employment Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed (certified or registered mail, postage prepaid, return receipt requested) to Employee or the Company at the respective addresses on the first page of this Employment Agreement, or such other address as shall be furnished in writing by Employee or the Company to the other.

10.  ENTIRE AGREEMENT.

     This Employment Agreement embodies the entire agreement and understanding between Employee and the Company with respect to the subject matter hereof.

11.  SEVERABILITY.

     If any term, provision, covenant or restriction of this Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Employment Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.  GOVERNING LAW.

     This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and behalf by its duly authorized officer and the Employee has hereunto set his hand, all on the day and year first above written.

WITNESS                       DELSOFT CONSULTING, INC.


/s/ Jerry Rosemeyer           /s/ Benjamin J. Giacchino
------------------------      ---------------------------


WITNESS


/s/ Jerry Rosemeyer           /s/ Jeffrey A. Rinde
-------------------------     ---------------------------
                                  Jeffrey A. Rinde




                            SCHEDULE A


                      Stock Option Agreement

                       COMMON STOCK OPTION
                        (Nontransferable)

                     DELSOFT CONSULTING, INC.

                     (a Georgia Corporation)


     FOR VALUE RECEIVED, DELSOFT CONSULTING, INC. (the "Corporation") hereby grants to _______________ (the "Holder"), subject to the terms and conditions hereinafter set forth, the option to purchase an aggregate of twenty-five thousand (25,000) shares of the common stock without par value (the "Common Stock") of the Corporation.

     1.   TERM AND EXERCISE.

          (a) This Option may be exercised by the Holder for all, but not less than all, of the Shares of the Common Stock subject to this Option at any time prior to the expiration of this Option, which expiration shall occur simultaneously with the first to occur of either of the following two (2) events:

               (1)  The failure of the Holder to have duly
exercised this Option in the manner provided herein prior to the expiration of a period of five (5) years from the date of the issuance of this Option.

               (2) The cessation for any reason whatsoever of the Holder as an officer of the Corporation. Upon the expiration of this Option, as foresaid, this Option shall be and become null and void.

          (b) The Holder shall exercise this Option by surrender to the Corporation of this Option with the Purchase Form attached hereto as Exhibit "A", duly executed, accompanied by payment in cash or by check of the price hereinafter set forth for the Shares of the Common Stock so purchased (the "Option Price").

          (c) Within sixty (60) business days following the exercise of this Option by the Holder as hereinabove provided, the Corporation shall cause to be issued in the name of and delivered to the Holder a certificate or certificates representing the Shares of the Common Stock so purchased. The Corporation covenants and agrees that all of the Shares of the Common Stock which may be issued and delivered upon the due exercise o this Option by the Holder shall, upon such issuance and delivery, be fully paid and nonassessable.

     2. OPTION PRICE. The Option Price at which the Shares of the Common Stock shall be purchased upon the exercise of this Option shall be one percent (1%) of the market value as of the date of exercise of this Option.

     3. EXPIRATION OF OPTION ON CERTAIN ADDITIONAL EVENTS. Anything contained in this Option to the contrary notwithstanding, this Option shall expire and be and become null and void unless, in the event of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a merger with a wholly owned subsidiary or in which the Corporation is the surviving corporation); any transfer of all or substantially all of the assets of the Corporation; or the dissolution, liquidation or winding-up of the Corporation, this Option shall have been duly exercised, as hereinabove provided, prior to the date which is the record date for determining the holders of Common Stock entitled to vote upon such consolidation, merger, transfer, dissolution, liquidation or winding-up. The Corporation shall give to the Holder at least ninety (90) days' prior notice of the date which shall be the record date for determining the holders of Common Stock entitled to vote upon such consolidation, merger, transfer, dissolution, liquidation or winding-up.

     4. NONTRANSFERABILITY. This Option shall not be assigned, pledged, hypothecated, sold or otherwise transferred or encumbered by the Holder. Notwithstanding the foregoing, this Option shall be exercisable upon the death or permanent disability of the Holder by Holder's heirs, personal representatives, guardians, beneficiaries, devisees, or otherwise.

     5. NOTICES. Any notice or other communication to the Corporation or to the Holder o this Option shall be in writing and any such notice or communication shall be deemed duly given or made if personally delivered or if mailed, by registered or certified mail, postage prepaid, and if to the Corporation: to the Corporation's office at 555 Sun Valley Drive, Suit J-2, Roswell, Georgia 30076, and if to such Holder: to _____________________________, or at such other address as the
Corporation or the Holder may designate by notice to the other.

     6. GOVERNING LAW. This Option shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     7. SUCCESSORS AND ASSIGNS. All of the provisions of this Option shall be binding upon the Corporation and its successors and assigns and the Holder, his heirs, personal representatives and guardians.


             (SIGNATURES CONTAINED ON FOLLOWING PAGE)

     IN WITNESS WHEREOF, DELSOFT CONSULTING, INC. has caused this Option to be signed in its corporate name under its corporate seal by its President and its corporate seal to be hereunto affixed and its execution hereof to be attested by its Secretary, as of this ____ day of _______________.


ATTEST:                                 DELSOFT CONSULTING, INC.


_____________________________           By:______________________
Benjamin Giacchino, Secretary              Jerry Rosemeyer,
                                           President


ACCEPTED:                               Date:


_____________________________          __________________________
_____________________, Holder

                            EXHIBIT A


                          PURCHASE FORM

DELSOFT CONSULTING, INC.
555 Sun Valley Drive
Suite J-2
Roswell, Georgia  30076

Gentlemen:

     The undersigned hereby irrevocably subscribes for twenty five thousand (25,000) shares of Common Stock of DELSOFT CONSULTING, INC., pursuant to and in accordance with the terms and conditions of the Stock Option Agreement dated as of _______________, 1996, and hereby makes payment of
___________________ Dollars ($__________) therefor, and requests that a certificate for such shares be issued in the name of the undersigned and delivered to the undersigned at the address listed below.


                                   _________________________
                                   _____________________[Name]


                                   Address:

                                   _________________________

                                   _________________________

Dated: ________,____